Exhibit 10.23

Second AMENDMENT TO

Amended and restated Petros Pharmaceuticals, Inc.

2020 Omnibus Incentive Compensation PLAN

This second Amendment To amended and restated Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan (this “Amendment”), effective as of February 10, 2025 is made and entered into by Petros Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan (as amended prior to the date hereof, the “Plan”).

RECITALS

WHEREAS, Section 17(a) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time, provided that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or any other applicable law, or to comply with the applicable stock exchange requirements; and

WHEREAS, the Board desires to amend the Plan to revise the individual limits set forth in Section 4(d) of the Plan.

NOW, THEREFORE, in accordance with Section 17(a) of the Plan, the Company hereby amends the Plan as follows:

1.Section 4(d) of the Plan is hereby amended by deleting said section in its entirety and adding the following in lieu thereof:

(d)Subject to adjustment as described below in Section 4(e), the maximum aggregate grant date value of shares of Common Stock subject to Awards granted to any Non-Employee Director during any calendar year for services rendered as a Non-Employee Director shall not exceed $1,000,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

2.Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

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Petros Pharmaceuticals, Inc.

	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Chairman of the Board